Exhibit 99.1

News Release

Two North Riverside Plaza, Suite 1300 • Chicago IL 60606 • 800-458-2235 • www.freightcaramerica.com

MEDIA CONTACT	Charles F. Avery, Jr.

TELEPHONE	(800) 458-2235

FOR IMMEDIATE RELEASE	August 20, 2015

FreightCar America Announces Preliminary Settlement of Retiree Benefits Litigation

CHICAGO, IL, August 20, 2015—FreightCar America, Inc. (NASDAQ: RAIL) announced that it has reached a preliminary settlement agreement with the United Steel Workers International Union and other plaintiffs in connection with the pending litigation relating to certain disputed retiree medical coverage and life insurance benefits. Under the terms of the preliminary settlement agreement, FreightCar America will make a one-time cash payment of $32,750,000 in exchange for full and final resolution of the matter. The preliminary settlement is subject to the execution of definitive documentation and court approval.

All parties have agreed to use their best efforts to obtain a fairness hearing within 90 days of filing the motion for preliminary approval and to secure final approval of the settlement terms, which final approval is anticipated to be granted by the court by early 2016. Upon payment of the settlement amount, the Company expects to realize an after-tax gain of approximately $11 million, based on associated recorded liabilities of approximately $67 million at June 30, 2015.

The current pre-tax expense associated with these postretirement benefits is approximately $3.3 million annually, which will be eliminated upon payment of the settlement amount.

FreightCar America’s President and Chief Executive Officer, Joe McNeely, commented, “We are pleased to have reached this preliminary settlement, which will allow us to put this matter behind us and keep us focused on the continued execution of our strategic priorities, including railcar diversification and further productivity improvements across the organization.”

The Company has filed a Form 8-K with the Securities and Exchange Commission that provides additional details.

FreightCar America, Inc. manufactures a wide range of railroad freight cars, supplies railcar parts, leases freight cars through its JAIX Leasing Company subsidiary and provides railcar maintenance and repairs through its FreightCar Rail Services, LLC subsidiary. FreightCar America designs and builds high-quality railcars, including coal cars, bulk commodity cars, covered hopper cars, intermodal and non-intermodal flat cars, mill gondola cars, coil steel cars and boxcars. It is headquartered in Chicago, Illinois and has facilities in the following locations: Cherokee, Alabama; Danville, Illinois; Grand Island, Nebraska; Hastings, Nebraska; Johnstown, Pennsylvania; and Roanoke, Virginia. More information about FreightCar America is available on its website at www.freightcaramerica.com.

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials;

our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.